EXHIBIT 10.17

FIRST AMENDMENT TO SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECURITY AGREEMENT (this “Amendment”), entered into as of the 19th day of December, 2003, by and between EL POLLO LOCO, INC., a Delaware corporation (the “Borrower”) and SUNTRUST BANK (the “Agent”), as agent for itself, the Lenders (as defined below) and the Issuing Banks (as defined below) (collectively, the “Lender Group”).

W I T N E S S E T H:

WHEREAS, the Borrower, the lenders party thereto (the “Lenders”), SunTrust Bank, as issuing bank (together with any other Person who hereafter may be designated as an Issuing Bank pursuant to the Credit Agreement (as defined below), the “Issuing Banks”) and the Agent are parties to that certain Credit Agreement, dated as of December 29, 1999, as amended by that certain First Amendment to Credit Agreement and Waiver, dated as of June 3, 2002 and as amended by that certain Second Amendment to Credit Agreement, dated as of December 16, 2003 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Agent has agreed to act as agent for the benefit of the Lender Group in connection with the transactions contemplated by the Credit Agreement; and

WHEREAS, the Borrowers are party to that certain Security Agreement dated as of December 29, 1999 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by and between the Borrower and the Agent pursuant to which the Borrower has granted to the Agent, for the benefit of the Lender Group (as defined in the Credit Agreement) a continuing security interest in and security title to all of the Collateral (as defined in the Security Agreement); and

WHEREAS, the parties desire to amend the Security Agreement as set forth herein; and

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement to the extent not otherwise defined or limited herein, and further agree as follows:

1. Amendment to Section 1. Section 1 to the Security Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

“SECTION 1. Grant of Security. The Grantor hereby grants, assigns and pledges to the Agent, for the benefit of itself, the Issuing Banks and the Lenders, a security interest in all personal property of the Grantor, including, without limitation, all of the Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the “Collateral”):

(a) all inventory of the Grantor in all of its forms, wherever located, now or hereafter existing (including, without limitation, (i) all goods, merchandise and other personal property owned and held for sale, and (ii) all raw materials, work or goods in process, finished goods thereof, and materials and supplies which contribute to the finished products of the Grantor in the ordinary course of business, and (iii) goods which are returned to or repossessed by the Grantor), whether the Grantor has an interest in mass or a joint or other interest or right of any other kind (including, without limitation, goods in which the Grantor has an interest or right as consignee), and all accessions thereto and products thereof and documents and warehouse receipts therefor (any and all such inventory, accessions, products and documents being collectively referred to as the “Inventory”);

(b) all accounts of the Grantor as defined under the Code (as defined below) (the “Accounts”);

(c) all General Intangibles (“General Intangibles”) as such term is defined under the Code and, in any event, including, without limitation, with respect to the Grantor, all contracts, agreements (including without limitation, Franchise Agreements or any Purchase Documents), instruments and indentures in any form, and portions thereof, to which the Grantor is a party or under which the Grantor has any right, title or interest or to which the Grantor or any property of the Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Grantor to damages arising thereunder and (iii) all rights of the Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by the Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Grantor to obtain such consents); provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Grantor of a security interest pursuant to this Agreement in any receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture;

(d) all Documents as defined under the Code (as defined below) “Documents”);

(e) all Instruments (including, without limitation, any promissory notes made to the Grantor in connection with the Franchise Agreements or otherwise) as defined under the Code (as defined below ),

letters of credit, letter of credit rights, drafts and documents (“Negotiable Collateral”);

(f) all Chattel Paper as defined under the Code (as defined below) (“Chattel Paper”), including without limitation, tangible chattel paper and electronic chattel paper;

(g) all patents, trademarks and all goodwill associated therewith, licenses, copyrights and other intellectual property, including URLs and domain names and industrial designs;

(h) all investment property of the Grantor, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts and supporting obligations in respect thereof (the “Investment Property”);

(i) all books and records (including, without limitation, computer tapes, programs, printouts, and all other computer materials, records and electronic data processing software) recording, evidencing or relating to any or all of the foregoing Collateral (“Records”);

(j) all deposit accounts and securities accounts (and the investments and earnings thereof and documents evidencing the same) (“Deposit Accounts”);

(k) all “supporting obligations” as defined under the Code (as defined below) (“Supporting Obligations”), including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Negotiable Collateral or Investment Property;

(l) all machinery, equipment, fixtures, furniture and supplies, including, without limitation, motor vehicles, tractors, trailers, trucks, dollies, forklifts, computers, including embedded software and peripheral equipment, and all accretions, accessions and parts attached thereto, and all additions thereto, and replacements thereof (the “Equipment”);

(m) all interest with respect to any “commercial tort claims” as defined under the Code (defined below) (“Commercial Tort Claims”); and

(n) all proceeds of any and all of the foregoing Collateral, (including, without limitation, cash proceeds and other proceeds which constitute property of the types described in clauses (a) through (h) and (j) through (m) of this Section 1) and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

2. No Other Amendment or Waiver. Except as specifically modified and amended hereby, the text of the Security Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

3. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of such separate counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereto.

4. Binding Agreement. The provisions of this Amendment shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York, applicable to contracts made and to be performed in the State of New York.

5. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

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IN WITNESS WHEREOF, the undersigned parties hereto have executed this Amendment by and through their duly authorized officers, as of the day and year first above written.

BORROWER:	EL POLLO LOCO, INC.

	By:	/s/ Pamela R. Milner

	Name:	Pamela R. Milner
	Title:	Vice President, General Counsel and Secretary

AGENT:	SUNTRUST BANK

	By:	/s/ Charles J. Johnson

	Name:	Charles J. Johnson
	Title:	Managing Director